EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of First Financial Bancorp.:

Form S-8 No.  338-86781
Form S-3 No.  333-25745
Form S-3 No.  333-156841
Form S-3 No.  333-153751
Form S-8 No.  333-168675
Form S-8 No.  333-188593
Form S-3 ASR No. 333-197771
Form S-8 No. 333-218188
Form S-3 ASR No. 333-219554
Form S-4 No. 333-220583
Form S-3 ASR No. 333-233701
Form S-8 No. 333-238698
Form S-3 ASR No. 333-262089

of our report dated February 20, 2025 relating to the 2024 consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

        Crowe LLP

Louisville, Kentucky
February 20, 2025